SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

               __________________________________


Date of Report (Date of earliest event reported): January 8, 1999



                         SELFCARE, INC.
       (Exact name of Registrant as specified in charter)



          Delaware            0-20871                   04-3164127
____________________________  ________________________  __________________
(State or other jurisdiction  (Commission file number)  (IRS employer
      of incorporation)                                 identification no.)

         200 Prospect Street, Waltham, Massachusetts 02453
         _________________________________________________
         (Address of principal executive offices)  (Zip Code)

                         (781) 647-3900
      (Registrant's telephone number, including area code)




Item 5.  Other Events

Senior Subordinated Convertible Notes
-------------------------------------

     On January 11, 1999, Selfcare, Inc. (the "Company") entered into a Note Amendment Agreement and issued Amended and Restated Senior Subordinated Convertible Notes (the "Amended Notes") pursuant to which the terms of the Senior Subordinated Convertibles Notes issued to two institutional investors (the "Note Investors") on October 27, 1997 were amended, subject to shareholder approval. Under the terms of the Amended Notes, the total principal amount of approximately $3,778,000, plus accrued but unpaid interest, accrues interest at a rate of 8% per annum and is due on July 12, 1999. In exchange for certain forbearances by the Note Investors, this total principal amount represents a 15% premium on the amount previously owed to the
Note Investors by the Company.

     The Amended Notes may be converted into shares of Selfcare, Inc. common stock, par value $.001 per share (the "Common Stock"), subject to certain restrictions. The holders of the Amended Notes cannot effect a conversion of the Amended Notes until the Company has obtained the approval of its shareholders, to the extent required (the "Shareholder Approval"), of the terms of issuance and conversion of the Amended Notes. In the event Shareholder Approval, if required, is not obtained by certain dates which may vary depending upon regulatory review, if any, the investors shall be able to require the Company to repay in full the Amended Notes. If Shareholder Approval, if required, is obtained, then the holders of the Amended Notes may convert all or a portion of the Amended Notes into shares of Common Stock at a conversion price of $2.00 per share. Upon the occurrence of certain events of default, the holders of the Amended Notes may convert all or a portion of such Amended Notes for shares of Common Stock at a conversion price equal to the lesser of $2.00 (the "Ceiling Price") and the lowest price at which the Company's Common Stock traded during the five trading days preceding such conversion date. Notwithstanding the foregoing provision, the holders of the Amended Notes may on any date elect to fix permanently the conversion price of the Amended Notes at the conversion price in effect on such date. If the per share conversion price is less than 60% of the Ceiling Price, the Company may block any conversion by offering to redeem the Amended Notes for cash in an amount equal to the fair market value of the Common Stock for which the Amended Notes could then be converted. At any time following two weeks after Shareholder Approval is obtained, the Company may redeem an Amended Note at 100% of its face value plus accrued but unpaid interest.

     The Company intends to call a Special Meeting of its shareholders as soon as practicable to approve, among other items, the terms of the Amended Notes. For a complete description of the terms of the Amended Notes, see the Amended and Restated Senior Subordinated Convertible Notes due July 12, 1999 attached hereto as Exhibit 99.3 and Exhibit 99.4, as well as the Note Amendment Agreement attached hereto as Exhibit 99.2.


Series B Convertible Preferred Stock
_____________________________________

     On January 13, 1999, the Company announced that it had entered into a letter of intent with the holders of the Series B Convertible Preferred Stock, which was originally issued in August 1997, to amend the terms of the preferred stock. The amendments, which are subject to the execution of definitive documents and to approval of the Company's shareholders at a shareholders meeting, will fix the conversion price of the Series B Convertible Preferred Stock at no less than $2.00 per share for six months and will provide the holders of the preferred stock with a 15% premium on the approximately $4.9 million of preferred stock which has not yet been converted. The press release describing this transaction is attached as Exhibit 99.1 hereto.

New Issuance of Convertible Preferred Stock
___________________________________________

     On January 11, 1999, January 8, 1999 and January 11, 1999, respectively, the Company sold in a private placement 56,845 shares of Series C Convertible Preferred Stock, par value $.001 per share, 3,030 shares of Series D Convertible Preferred Stock, par value $.001 per share, and 14,170 shares of Series E Convertible Preferred Stock, par value $.001 per share, of the Company (collectively, the "Preferred Shares") to investors (the "Preferred Investors") at an aggregate purchase price of $7,404,500. The Preferred Investors include certain officers and directors of the Company. Each Preferred Share accrues a premium of 7% per annum (the "Premium"). The Preferred Shares are convertible into shares of Common Stock. The actual number of shares of Common Stock issuable upon conversion of a Preferred Share is equal to the aggregate stated value per share (i.e., $100), plus any accrued but unpaid Premium (unless the Company elects to pay such premium in cash) through the date of such conversion, divided by a conversion price initially equal to $1.8125 per share of Series C Convertible Preferred Stock, $2.00 per share of Series D Convertible Preferred Stock, and $3.028 per share of Series E Convertible Preferred Stock (in each case, the "Conversion Price"). The Conversion Price is subject to adjustment for stock splits, stock dividends, recapitalization and similar transactions. Any Preferred Share not previously converted will automatically convert into Common Stock on January 8, 2002.

     The Company intends to call a Special Meeting of the shareholders as soon as practicable to approve the issuance of the Preferred Shares. No holder of any Series Preferred Share is entitled to convert such securities until the earlier of April 30, 1999 or Shareholder Approval of the issuance of such Preferred Shares. If the shareholders do not approve the issuance of the Preferred Shares and any holder of the Preferred Shares gives the Company a conversion notice on or after April 30, 1999, then the Company will give all holders of the Preferred Shares notice of the right to convert up to a pro-rata portion of the aggregate number of shares which may be issued under the applicable rules and regulations of the American Stock Exchange. In such event, if the total number of shares of Common Stock issuable upon conversion of the Preferred Stock for which conversion is requested (the "Requested Shares") exceeds the number of such permitted shares, then the Company will convert, on a pro-rata basis, only such portion of Preferred Shares as is convertible into the number of such permitted shares, and will redeem the remaining Preferred Shares. If, however, the total number of shares of Common Stock issuable upon conversion of the Requested Shares does not exceed the number of such permitted shares, then the Company will automatically convert the Requested Shares and redeem all remaining outstanding Preferred Shares. In such an event, the Company has the option of redeeming a percentage of such Preferred Shares in shares of Common Stock so long as the aggregate number of shares of Common Stock issuable upon conversion and redemption does not exceed the number of permitted shares.

     For a complete description of the terms of the Preferred Stock, see the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock and the Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock, each as filed with the Secretary of State of the State of Delaware, January 8, 1999, attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Item 7.  Exhibits
_________________


          Exhibits
          ________


                    4.1 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware, January 8, 1999.

                    4.2 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware, January 8, 1999.

                    4.3 Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware, January 8, 1999.

                    99.1 Press Release issued January 13, 1999.

                    99.2 Note Amendment Agreement dated as of
               January 11, 1999, by and among the Company, Elliot
               Associates, L.P. and Westgate International, L.P.

                    99.3 Amended and Restated Senior Subordinated
               Convertible Note dated January 11, 1999, delivered by the Company to Elliot Associates, L.P.

                    99.4 Amended and Restated Senior Subordinated
               Convertible Note dated January 11, 1999, delivered by the Company to Westgate International, L.P.











                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 1999        SELFCARE, INC.


                              /s/ Kenneth D. Legg
                              _________________________
                              Kenneth D. Legg
                              Vice President, U.S. Operations and
                              Secretary